                                                                    Exhibit 14.1

                               ILEX ONCOLOGY, INC.

                                 CODE OF ETHICS

                          FOR SENIOR FINANCIAL OFFICERS

I.       PREFACE

         The Board of Directors ("Board") of ILEX Oncology, Inc. (the "Company") has adopted this Code of Ethics for Senior Financial Officers ("Code") of the Company. This Code shall be applicable to the Company's chief executive officer, chief financial officer, treasurer, senior director of accounting, senior directors of finance, director of finance, associate director for treasury/risk management and any other employees of the Company performing similar functions (the "Senior Financial Officers").

II.      PURPOSE

         The purpose of this Code is to codify those standards that the Company believes are reasonably designed to deter wrong-doing and to promote, on the part of the Senior Financial Officers, adherence to the following principles in all material respects:

              - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

              - Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company;

              - The prompt internal reporting to an appropriate person or persons identified in this Code of violations of this Code; and

              -   Accountability for adherence to this Code.

         No provision of this Code, however, is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company, in the event of a violation of any provision of this Code.

III.     HONEST AND ETHICAL CONDUCT AND ETHICAL HANDLING OF CONFLICTS OF
         INTEREST

         The Senior Financial Officers should conduct themselves and their activities on behalf of the Company, its subsidiaries and affiliated entities in an honest and ethical manner and in a manner that complies with this Code.

         The Senior Financial Officers should endeavor to avoid any actual or potential conflict of interest between their personal and professional relationships. The Senior Financial Officers should promptly disclose all material facts relating to their relationships or financial interests which give rise, directly or indirectly, to an actual or potential conflict of interest in a report to the Audit Committee of the Board. No Senior Financial Officer should knowingly become involved in any actual or potential conflict of interest without the relationship or financial interest having been approved by the Board or the Audit Committee thereof.

IV.      DISCLOSURE IN SEC FILINGS AND OTHER PUBLIC COMMUNICATIONS

         The Senior Financial Officers should conduct themselves and their activities on behalf of the Company, its subsidiaries and affiliated entities in a manner which promotes the full, fair, accurate, timely and understandable disclosure, in accordance with applicable laws, rules or regulations, of all material information required to be included in (i) each report or other document required to be filed or submitted by the Company with the SEC and (ii) in all other public communications made by the Company. To this end, the Senior Financial Officers should oversee the establishment and management of the Company's internal controls and disclosure controls and procedures to enable:

              - The Company's consolidated financial statements and the notes thereto to present fairly, in all material respects, the financial position, the results of operations and the cash flows of the Company as of and for the period(s) indicated in conformity with accounting principles generally accepted in the United States; and

              - The Senior Financial Officers are to bring to the attention of the Audit Committee of the Board any information, of which they are aware, concerning (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

V.       COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

                  The Senior Financial Officers should encourage and promote compliance by all employees of the Company, its subsidiaries and affiliated entities with the laws, rules and regulations applicable to their business and operations, including the retention and disposal of business documents and records.

VI.      REPORTING CODE VIOLATIONS

                  Senior Financial Officers should report to the Company's chief executive officer and to the Audit Committee (and any other appropriate committee thereof) of the Board any known or suspected violation of this Code by any Senior Financial Officer.

VII.     CONSEQUENCES FOR NON-ADHERENCE TO CODE PROVISIONS

                  Each Senior Financial Officer shall be personally responsible and accountable for his or her adherence to the provisions of this Code in all material respects. The Company, at the direction of the Board (or the Audit Committee or other appropriate committee thereof), may impose such sanctions, including dismissal for cause, for a Senior Financial Officer's violation of this Code as the Board (or the Audit Committee or other appropriate committee thereof) shall determine, under the circumstances, to be in the best interests of the Company and its stockholders.

VIII.    WAIVER AND AMENDMENT OF THE CODE

                  Any waiver of this Code may be made only by the Board (or the Audit Committee or other appropriate committee thereof) and must be reported and disclosed as required by and in accordance with applicable laws, rules and regulations.

                  This Code may be amended from time to time by the Board or an appropriate committee thereof and any amendment must be reported and disclosed as required by and in accordance with applicable laws, rules and regulations.

                                        3